UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 2, 2003

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 W. March Lane, Suite 250	95207
Stockton, California	(Zip Code)
(Address of principal executive offices)

(209) 926-3300

(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.
99.1	Press Release, dated as of July 2, 2003, entitled "Pac-West Receives Settlement of Various Claims and Disputes with SBC California"

Item 9. Regulation FD Disclosure.

On July 2, 2003, Pac-West Telecomm, Inc. issued a press release announcing the signing of a Settlement Agreement for $6.8 million in claims and disputes with SBC California. The press release also discussed the Company's appearance before the Nasdaq Listing Qualifications Panel on June 26, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Current Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC.

(Registrant)

Dated: July 2, 2003

By: /s/ Peggy Mc Gaw

Peggy Mc Gaw
Executive Director of Accounting & Finance

INDEX TO EXHIBITS

99.1	Press Release, dated as of July 2, 2003, entitled "Pac-West Receives Settlement of Various Claims and Disputes with SBC California"